EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Beacon Power Corporation

978-694-9121

James Spiezio

spiezio@beaconpower.com

Gene Hunt

hunt@beaconpower.com

CALIFORNIA ENERGY COMMISSION PRAISES

BEACON POWER FLYWHEEL TECHNOLOGY

Cites potential to be twice as effective

as most existing frequency regulation technologies

WILMINGTON, Mass., January 12, 2007 -- Beacon Power Corporation (NASDAQ: BCON) announced that the California Energy Commission, the state’s primary energy policy and planning agency, has issued a press release that highlights the advantages and benefits of Beacon’s flywheel energy storage technology for grid frequency regulation.

“We’re grateful for the consistent and effective support we’ve received from the Energy Commission throughout the project,” said Bill Capp, Beacon Power president and CEO. “We’re also very pleased that our technology has been certified by the California ISO, which we announced earlier this week. These two important authorities, in conjunction with the U.S. Department of Energy, are demonstrating energy policy leadership and vision. They understand that new technologies will be required to maintain grid reliability while achieving ambitious goals for the deployment of renewable energy and the reduction of carbon emissions.”

Text of the California Energy Commission press release follows:

California Energy Commission Applauds Beacon Power

Upon Reaching Research Goal

January 10, 2007 – Sacramento, CA - The California Energy Commission today announced that an innovative flywheel energy technology to enhance California’s electricity grid is now one step closer to commercialization. The Smart Energy Matrix system, developed by Beacon Power, is a 100-kilowatt scale-power flywheel energy storage system and a prototype for Beacon’s planned 20-megawatt-level commercial system.

“The application of new energy storage technologies is a high priority as California upgrades its electricity grid system. The Energy Commission is pleased at the results of Beacon’s testing and the potential for use of this technology in California,” said Energy Commissioner John Geesman. “California has made a significant commitment to deploy renewable energy placing greater demands on the state’s electric grid. Technologies such as Beacon’s flywheel-based energy storage system provide attractive options to address these emerging issues.”

Beacon Power completed the Critical Project Review (CPR), a significant milestone that assesses the status of research contracts and validates that the contractor is complying with the terms of the contract. The CPR evaluates the field performance of the flywheel system and recommends any final actions required to complete a full assessment of this innovative technology. The flywheel system is actually a kinetic, or mechanical battery, spinning at very high speeds to store energy that is instantly available when needed.

In addition to the environmental and transmission benefits of flywheel technology, current research at Lawrence Berkeley National Laboratories indicates that 10 megawatts of fast-responding flywheel energy could provide the grid with the equivalent energy of 20 megawatts or more of traditional slow-responding power plant energy. Flywheel technology also serves as a method to reduce electrical fluctuations and helps regulate the even flow of power (frequency regulation) on the grid.

Grid operators, such as the California ISO, purchase frequency regulation services every day. In 2005, the value of regulation services purchased by four U.S. regional grid operators in open power markets was in excess of $600 million. California ISO’s David Hawkins states, “A 40-megawatt facility, or two of the plants that Beacon is designing under a Department of Energy contract, could provide a portion of the regulation services required by California ISO. Due to its very high-speed rate, this technology also has the potential to provide valuable transmission grid services and reduce greenhouse gas emissions.”

The California Energy Commission contracted with Massachusetts-based Beacon Power in 2005, to develop and install a system to demonstrate the potential benefits of using flywheel energy storage for frequency regulation of the grid, a service required by all grid operators.

The system first became operational in 2005 and completed a series of performance tests and technical assessments prior to a six-month field trial phase on August 1, 2006. Field demonstration testing of the Beacon Smart Energy Matrix will continue until January 31, 2007. After that, the Energy Commission and DOE will review all the performance data collected over the six-month period and produce a publicly available report summarizing the testing program, results and recommendations. The Department of Energy (DOE) Energy Storage Systems Program Office, through Sandia National Laboratories, is also providing technical assistance to the Energy Commission for this contract.

– End of California Energy Commission press release –

About the California Energy Commission

Created by the Legislature in 1974, the California Energy Commission is the state's primary energy policy and planning agency. The Energy Commission has five major responsibilities: forecasting future energy needs and keeping historical energy data; licensing thermal power plants 50 megawatts or larger; promoting energy efficiency through appliance and building standards; developing energy technologies and supporting renewable energy; an planning for and directing state response to energy emergency. Members of the Energy Commission are Chairman Jackalyne Pfannenstiel; Vice Chair James D. Boyd; Commissioners Jeffrey Byron; John Geesman; and Dr. Arthur H. Rosenfeld.

About Beacon Power

Beacon Power Corporation designs and develops advanced products and services to support stable, reliable and efficient electricity grid operation. The Company’s primary business strategy is to commercialize its patented flywheel energy storage technology to perform frequency regulation services on the grid. Beacon’s Smart Energy Matrix, now being demonstrated on a scale-power level in two states, is a prototype for a non-polluting, megawatt-level, utility-grade flywheel-based solution that would provide sustainable frequency regulation services. Beacon is a publicly traded company with its research, development and manufacturing facility in the U.S. For more information, visit www.beaconpower.com.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: Material contained in this press release may include statements that are not historical facts and are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation’s current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation’s expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product or supplying frequency regulation services on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones, including design modifications that may be needed following a recent malfunction that occurred while testing a prototype flywheel; the uncertainty of the political and economic climate, and the different electrical grid characteristics and requirements of any foreign countries into which Beacon hopes to sell or operate, including the uncertainty of enforcing contracts, the different market structures, and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources, especially from companies that are already in the frequency regulation market; possible government regulation that would impede the ability to market products or services or affect market size; the complexity and other challenges of arranging project finance and resources for one or more frequency regulation power plants; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; retaining key executives and the possible need in the future to hire and retain key executives; the recent volatility in the stock price of companies operating in the same sector. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation’s filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.